Exhibit 10.12(e)

December 16, 2003

[Name]

Re: Effect of Temporary Compensation Reduction Measures

Dear [Name]:

As you know, on April 22, 2003 the Compensation Committee of the Board authorized a series of compensation reduction measures as an emergency measure as part of the Company’s overall cost-reduction programs and in order to allow the Company to make a more competitive bid to United Airlines (the “Temporary Compensation Reduction Measures”). Pursuant to the Temporary Compensation Reduction Measures, (i) your base salary was reduced to $   and (ii) the performance aspects of the MIP and SMIP programs (50% of each program) were suspended and the reminder of the programs will be based on the satisfaction of cost-cutting targets pursuant to the Temporary Compensation Reduction Measures. The salary reduction is a decrease in base pay only and does not affect any obligations linked to base pay under the [Severance Agreement] [Change in Control letter agreement] between you and the Company dated as of December 28, 2001 (the “[Severance Agreement] [CIC Agreement]”). In addition, the Temporary Compensation Reduction Measures do not affect your participation in and the target level of your participation in the MIP and SMIP for purposes of the [Severance Agreement] [CIC Agreement], including without limitation deferred compensation, split dollar life contributions, severance benefits, change in control benefits, and retirement pay. Instead, these actions are a reduction in your pay and bonus opportunities only and do not affect any obligations linked to base pay or bonus amounts payable under the [Severance Agreement] [CIC Agreement]. Accordingly, all obligations under the [Severance Agreement] [CIC Agreement] linked to base pay or bonus amounts payable will continue to apply as if the decrease in your base pay and the suspension of the performance aspects of the MIP and SMIP had not occurred.

The offer of the terms as described in this letter is conditioned upon your acknowledgment and acceptance of these terms by your return to the Company of a copy of this letter signed in the place indicated below.

ATLANTIC COAST AIRLINES HOLDINGS, INC.

By:

Kerry B. Skeen, Chairman & CEO

Agreed and Accepted:

Employee

Name

Dated: December , 2003